CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS THIRD QUARTER AND NINE MONTH 2024 RESULTS

Third Quarter 2024 vs. Third Quarter 2023

•	Revenue of $19.4 million compared to $20.4 million;
•	Gross profit of $4.2 million compared to $3.7 million;
•	Gross margin of 21.7% compared to 18.2%;
•	Net income of $0.7 million compared to $0.3 million;
•	Earnings per diluted share of $0.06 compared to $0.02;
•	Adjusted EBITDA (1) of $1.7 million compared to $1.4 million;
•	Cash flow provided by operating activities of $0.7 million compared to $0.0 million.

Nine Months 2024 vs. Nine Months 2023

•	Revenue of $59.3 million compared to $63.0 million;
•	Gross profit of $12.9 million compared to $13.0 million;
•	Gross margin of 21.7% compared to 20.6%;
•	Net income of $2.3 million compared to $2.4 million;
•	Earnings per diluted share of $0.18 compared to $0.19;
•	Adjusted EBITDA (1) of $5.5 million compared to $5.8 million;
•	Cash flow used in operations of $(0.8) million compared to $0.8 million generated by operations;
•	Debt as of September 30, 2024 of $18.2 million compared to $20.9 million at September, 2023.

EDGEWOOD, N.Y. – November 13, 2024 – CPI Aerostructures, Inc. (“CPI Aero” or the “Company”) (NYSE American: CVU) today announced financial results for the three and nine month periods ended September 30, 2024.

“Our third quarter 2024 performance was stronger than third quarter 2023 on all fronts, while revenues were marginally lower. As a result of improved product mix and efficiencies, gross profit margin increased by 350 basis points and Net Income increased by 149%. In addition, our third quarter-adjusted EBITDA of $1.7 million is 15.6% higher than third quarter 2023. Our nine-month results remain strong on lower revenues.

We continue to pay down our debt and reduced it by $2.7 million over the last twelve months. Our Debt-to-Adjusted EBITDA Ratio was 2.5, which marks our seventh consecutive quarter-end below 3.0, while we generated $0.7 million of cash from operations during the third quarter 2024,” said Dorith Hakim, President and CEO.

Added Ms. Hakim, “We are also pleased to receive an award from L3Harris for the Next Generation Jammer Low Band Pod, our first from this Tier 1 defense contractor, adding to our backlog of $506 million as of September 30, 2024. This award continues our success of winning new development programs and demonstrates the confidence top tier companies have in CPI Aero.”

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The word “expect,” and similar expressions are intended to identify these forward-looking statements. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2023 filed with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contacts:
Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Philip Passarello
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	ppassarello@cpiaero.com
www.cpiaero.com

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,
	2024 (Unaudited)	December 31, 2023
ASSETS
Current Assets:
Cash	$1,708,987	$5,094,794
Accounts receivable, net	6,574,853	4,352,196
Contract assets, net	33,618,971	35,312,068
Inventory	1,052,286	1,436,647
Refundable income taxes	40,000	40,000
Prepaid expenses and other current assets	377,858	678,026
Total Current Assets	43,372,955	46,913,731

Operating lease right-of-use assets	3,334,992	4,740,193
Property and equipment, net	819,078	794,056
Deferred tax asset	19,425,407	19,938,124
Goodwill	1,784,254	1,784,254
Other assets	151,077	189,774
Total Assets	$68,887,763	$74,360,132

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$14,994,451	$10,487,012
Accrued expenses	5,742,854	10,275,695
Contract liabilities	1,390,127	5,937,629
Loss reserve	24,888	337,351
Current portion of line of credit	2,730,000	2,400,000
Current portion of long-term debt	31,330	44,498
Operating lease liabilities, current	2,118,329	1,999,058
Income taxes payable	28,748	30,107
Total Current Liabilities	27,060,727	31,511,350

Line of credit, net of current portion	15,390,000	17,640,000
Long-term operating lease liabilities	1,494,942	3,100,571
Long-term debt, net of current portion	2,734	26,483
Total Liabilities	43,948,403	52,278,404

Commitments and Contingencies (see note 11)

Shareholders’ Equity:
Common stock - $.001 par value; authorized 50,000,000 shares, 12,933,408 and 12,771,434 shares, respectively, issued and outstanding	12,933	12,771
Additional paid-in capital	74,402,288	73,872,679
Accumulated deficit	(49,475,861)	(51,803,722)
Total Shareholders’ Equity	24,939,360	22,081,728
Total Liabilities and Shareholders’ Equity	$68,887,763	$74,360,132

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$19,419,879	$20,399,369	$59,311,356	$62,963,592
Cost of sales	15,200,210	16,693,279	46,422,514	49,990,986
Gross profit	4,219,669	3,706,090	12,888,842	12,972,606

Selling, general and administrative expenses	2,742,036	2,535,065	8,231,875	8,210,603
Income from operations	1,477,633	1,171,025	4,656,967	4,762,003

Interest expense	(573,366)	(663,857)	(1,793,472)	(1,816,408)
Income before provision for income taxes	904,267	507,168	2,863,495	2,945,595

Provision for income taxes	154,590	205,804	535,634	503,850
Net income	$749,677	$301,364	$2,327,861	$2,441,745

Income per common share, basic	$0.06	$0.02	$0.19	$0.19
Income per common share, diluted	$0.06	$0.02	$0.18	$0.19

Shares used in computing income per common share:
Basic	12,647,023	12,759,971	12,559,876	12,613,899
Diluted	12,717,128	12,793,133	12,650,340	12,647,061

Adjusted EBITDA (1)	$1,653,193	$1,429,625	$5,491,998	$5,772,832

Unaudited Reconciliation of GAAP to Non-GAAP Measures

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP income from operations plus depreciation, amortization and stock-compensation expense.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to income from operations or net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments are outlined below. Please refer to the following table below that reconciles GAAP income from operations to Adjusted EBITDA.

The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Depreciation. The Company incurs depreciation expense (recorded in cost of sales and in selling, general and administrative expenses) related to capital assets purchased, leased or constructed to support the ongoing operations of the business. The assets are recorded at cost or fair value and are depreciated over the estimated useful lives of individual assets.

Stock-based compensation expense. The Company incurs non-cash expense related to stock-based compensation included in its GAAP presentation of cost of sales and selling, general and administrative expenses. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.

Reconciliation of income from operations to Adjusted EBITDA is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Income from operations	$1,477,633	$1,171,025	$4,656,967	$4,762,003
Depreciation	102,847	117,885	305,260	350,974
Stock-based compensation	72,713	140,715	529,771	659,855
Adjusted EBITDA	$1,653,193	$1,429,625	$5,491,998	$5,772,832